STATEMENT OF UNDERSTANDING

         This Statement of Understanding is entered into this 12th day of October, 1997, by and between Precision Tune Auto Care, Inc. (PTAC) and the Association of Precision Tune Area Subfranchisors (APTASF). With a view to the best interests of the PAC system, the parties agree as follows:

1. PTAC will use its reasonable efforts to eliminate any territorial conflicts overlaps between PTAC Area Subfranchisors (the Area Subs) and the Lube Depot Developers in a manner which is in compliance with PTACs legal obligations and in the best interests of the PTAC system (the System). As permitted by law, PTAC shall seek the advice of an APTASF representative who is not affected by the conflict or overlap. PTAC also agrees not to allow any Lube Depot Developer to use the Precision mark in any territory in which a PTAC Area Sub has valid and continuing area subfranchisor rights.

2. PTAC will provide each APTASF member which has a valid Area Subfranchisor Agreement with an option for 14 months after the closing of the Precision Auto Care, Inc. initial public offering (the IPO) to elect to execute a Precision Lube Area Subfranchisor Agreement and/or a Precision Auto Wash Area Subfranchisor Agreement. The terms of such agreements will be substantially the same as their existing Area Sub agreements, except that the Precision Auto Wash Agreement will provide for a 50/50 royalty split, if the Area Subs meet minimum performance standards jointly developed by PTAC and APTASF. The agreements will also require a prototype to be open and in operation within 24 months after the IPO.

3. Prior to the execution of an applicable Area Sub agreement and in the event that an Area Sub fails to execute an Area Sub agreement within the option period described in Paragraph 2 above, PTAC shall have the right to establish, or franchise others to establish, Precision Lube Express and Precision Auto Wash operations, as applicable, in the Area Subs territory.

         For centers established prior to execution of an applicable Area Sub agreement, APTASF members shall have a right of first refusal to establish the center itself under the then-current franchise terms.

         For centers established after the expiration of the option period, APTASF members shall have no rights whatsoever, except that (a) PTAC shall adhere to site approval described in Paragraph 4 below; and (b) PTAC shall indemnify the applicable APTASF member from any claim for encroachment by a PTAC franchisee.
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4. PTAC and APTASF agree to jointly develop site approval criteria and procedures for the locating of Precision Lube Express and Precision Auto Wash operations in areas occupied by Area Subs. Area Subs shall have site location vetoes for Precision Lube Express and Precision Auto Wash centers to be established within their territories for centers which are located within a certain distance (as jointly determined) of existing PTAC centers.

5. PTAC and APTASF agree to jointly develop procedures and criteria for transfer and renewal of Area Sub agreements. Subject to compliance with applicable contract requirements, such transfers and renewals will not be unreasonably delayed, refused, or hindered.

6. PTAC and APTASF agree to jointly develop procedures for use of PTAC customer lists with a view toward avoiding unfair competition with the Precision Lube Express and Precision Auto Wash systems.

7. PTAC and APTASF agree to jointly develop procedures to assure that advertising for the Precision Lube Express and Precision Auto Wash systems are not unfairly subsidized by the PTAC system within the context of the previously defined (in the S-1 Registration Statement) marketing contribution for the Precision Lube Express and Precision Auto Wash systems.

8. PTAC and APTASF agree to jointly develop procedures and criteria for purchase and acquisition of buildings, fixtures, equipment, and supplies, including which items must be purchased from PTAC (or its affiliates), from approved suppliers, or in accordance with specifications. APTASF members agree to voluntarily purchase all such items from PTAC (or its affiliates) for the initial 24 months of each members operations, with prices for such items to be competitive in the market.

9. PTAC and APTASF agree to use reasonable efforts to jointly develop a system agreement among PTAC, APTASF members, and, if possible, representatives of an association of PTAC franchisees, in order to develop a joint process to address certain system-wide issues to be agreed upon.

10. PTAC agrees to continue to provide appropriate management attention to PTACs core businesses.

11. PTAC agrees to cease requiring APTASF members to sign a waiver for non-drive-thru locations which PTAC approves as an exception to the drive-thru only policy.

12. The APTASF members which have signed this Statement of Intent constitute the officers of APTASF and represent that they have authority to act on behalf of APTASF. Notwithstanding, APTASF shall use their best efforts to obtain the acknowledgment, by signature, of all APTASF members within five days after execution of this Statement of Understanding.

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13. APTASF states that APTASF has no objection to and does not, and will not, oppose in any way whatsoever the Companys pending merger and financing transactions. In this regard, APTASF agrees to use reasonable efforts to provide comfort to the Companys underwriters with respect to the terms of this Statement of Understanding and with regard to their good relations with PTAC.

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         In Witness Whereof, the parties have executed this Statement of
Understanding as of the date first mentioned above.

Precision Tune Auto Care, Inc.              Association of Precision Tune Area
                                            Subfranchisors Members:

BY:_________________________                BY:________________________
   John F. Ripley, President                Its:

                                            BY:________________________
                                            Its:

                                            BY:________________________
                                            Its:

                                            BY:________________________
                                            Its:

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